UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 3, 2007

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2007, Ted Sanders, Chief Financial Officer of PC Mall, Inc. (the “Company”), notified the Company that he will end his employment with the Company effective June 30, 2007. Mr. Sanders informed the Company that he has accepted a position as Chief Financial Officer of ViewSonic Corporation, a global provider of display products headquartered in California. We are currently reviewing alternatives for a permanent CFO.

On June 7, 2007, the Company’s Board of Directors appointed Brandon H. La Verne as Interim Chief Financial Officer, Treasurer and Chief Accounting Officer of the Company, effective upon the departure of Mr. Sanders. Mr. La Verne currently serves as Vice President and Controller and has been with the Company for nine years.

Upon the effectiveness of his appointment as Interim Chief Financial Officer, the Company and Mr. La Verne will enter into an Indemnification Agreement, the form of which was previously filed as Exhibit 10.48 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. Pursuant to the terms of the Indemnification Agreement, the Company will generally be obligated to indemnify Mr. La Verne, to the fullest extent permitted by law, against any expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any suit or proceeding related to the fact that he is or was an officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

(Registrant)

Date: June 7, 2007	By:	/s/ Robert I. Newton
Robert I. Newton General Counsel and Secretary

2